EXHIBIT 10.7
FEDERAL HOME LOAN BANK OF CINCINNATI
BENEFIT EQUALIZATION PLAN
(December 2008 Restatement)
          Effective January 1, 2005, the Federal Home Loan Bank of Cincinnati (the “FHLBank”) hereby amends and completely restates its Benefit Equalization Plan as follows.
INTRODUCTION
          The purpose of this Benefit Equalization Plan (the “Plan”) is to provide to a certain select group of management and highly compensated employees of the FHLBank the benefits which would have been payable under the Pentegra Defined Benefit Plan for Financial Institutions (“Retirement Fund”), and benefits equivalent to the matching, 401(k), and Roth contributions which would have been available under the Pentegra Defined Contribution Plan for Financial Institutions (“Thrift Plan”), but for the limitations placed on benefits and contributions for such employees by Sections 401(a)(17), 401(k)(3)(A)(ii), 401(m), 402(g), and 415 of the Code.
          The principal reason for this amended instrument is to conform the provisions of this Plan with the requirements of Section 409A of the Code. Accordingly, the Non-Grandfathered Retirement Fund Benefit and the Non-Grandfathered Thrift Benefit are intended to comply with the requirements of Section 409A and the Grandfathered Retirement Fund Benefit and the Grandfathered Thrift Benefit are intended to be exempt from the requirements of Section 409A.
          This Plan is unfunded and all benefits shall be paid solely out of the general assets of the FHLBank. No benefits under this Plan shall be payable by the Financial Institutions Retirement Fund or its assets or by the Financial Institutions Thrift Plan or its assets.
ARTICLE I. DEFINITIONS
          For purposes of the Plan, these terms shall have the following meanings:
          1.01 “Actuary” means the independent consulting actuary retained by the FHLBank to assist the Committee in its administration of the Plan.
          1.02 “Annual Deferral Amount” shall mean that portion of a Participant’s base salary, annual incentive award, and Long Term Incentive Plan (“LTIP”) award that a Participant defers in accordance with Article IV for any one calendar year. In the event of a Participant’s Retirement, Disability, death, or Separation From Service prior to the end of a year, such year’s Annual Deferral Amount shall be the actual amount withheld from a Participant’s base salary, annual incentive award, and LTIP award and credited to his or her Non-Grandfathered Thrift Benefit account prior to such event.

          1.03 “Beneficiary” means the Beneficiary or Beneficiaries designated in accordance with Article VI of the Plan to receive the benefit, if any, payable upon the death of a Participant of the Plan.
          1.04 “Board of Directors” means the Board of Directors of the FHLBank.
          1.05 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
          1.06 “Code Limitations” means the cap on compensation taken into account by a plan under Code Section 401(a)(17), the dollar limitations on elective deferrals and Roth contributions under Code Section 402(g), and the overall limitations on contributions and benefits imposed on qualified plans by Code Section 415, as such provisions may be amended from time to time, and any similar successor provisions of federal tax law.
          1.07 “Committee” means the Personnel Committee of the Board of Directors, which is authorized to administer the Plan, or other person(s) or sub-committee(s) as it may appoint from time to time to supervise certain administrative functions of the Plan.
          1.08 “Disability” or “Disabled” shall mean, with respect to payment of benefits attributable to a Non-Grandfathered account or benefit, that the Participant, (i) in the opinion of the Committee based upon a medical certificate from a physician satisfactory to the Committee, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the FHLBank, or (iii) is determined to be totally disabled by the Social Security Administration. In all events, the terms “Disability” or “Disabled” shall be interpreted, with respect to payment of benefits attributable to a Non-Grandfathered account, in a manner that is consistent with Code section 409A and the final regulations promulgated thereunder. With respect to payment of benefits attributable to a Grandfathered account or benefit, “Disability” or “Disabled” shall mean that the Participant either (i) has been determined by the Social Security Administration to be eligible for disability benefits under Title II of the Federal Social Security Act, (ii) is eligible for disability benefits under the FHLBank’s long-term disability plan, or (iii) is eligible for disability retirement benefits under the Thrift Plan or the Retirement Fund.
          1.09 “FHLBank” means the Federal Home Loan Bank of Cincinnati and each subsidiary or affiliated company thereof which participates in the Plan.
          1.10 “Grandfathered Retirement Fund Benefit” means the benefit described in Section 3.01(a).

          1.11 “Grandfathered Thrift Benefit” means the benefit described in Section 4.01(a).
          1.12 “LTIP” means the Federal Home Loan Bank of Cincinnati Executive Long-Term Incentive Plan or the Federal Home Loan Bank of Cincinnati Internal Auditor Long-Term Incentive Plan.
          1.13 “Non-Grandfathered Retirement Fund Benefit” means the benefit described in Section 3.01(b).
          1.14 “Non-Grandfathered Thrift Benefit” means the benefit described in 4.01(b).
          1.15 “One to Three Times Death Benefit” means the dollar amount equal to the Participant’s last twelve months’ salary, plus an additional ten percent of such salary for each full year of the Participant’s employment service with the FHLBank, up to a maximum of 300 percent (a Participant with 20 or more years of service will have reached the maximum 300 percent).
          1.16 “Participant” means any person participating in the Plan as provided in Article II.
          1.17 “Performance-Based Compensation” shall in all events be interpreted in a manner consistent with the meaning of that term under Code section 409A and the final regulations promulgated thereunder.
          1.18 “Plan” means the “Federal Home Loan Bank of Cincinnati Benefit Equalization Plan”, as set forth herein and as amended or restated from time to time.
          1.19 “Redeferral Distribution Date” has the meaning given to that phrase in Section 3.03(b)(iii)(C), below.
          1.20 For purposes of Article III of this Plan, the “Regular Form” of payment means an annual pension benefit payable for the Participant’s lifetime commencing at age 65 and the death benefit described in Section 3.04(a) or (b) below.
          1.21 “Retirement Date”, “Retirement”, “Retire”, or “Retired” means the first date on which the Participant Separates From Service after attaining the earliest age and fulfilling the service requirement making such Participant eligible for Retirement. With respect to a Participant who was a Participant as of midnight January 31, 2006, he or she fulfills the age requirement on the date on which he or she attains age 45 and there is no service requirement applicable to such Participant. With respect to a Participant hired on or after February 1, 2006, he or she fulfills the age requirement on the date on which he or she attains age 55 and he or she fulfills the service requirement on the date he or she has been employed by the FHLBank for a period of at least ten years. Whether or not a Participant has fulfilled these requirements will be determined by the Committee in its sole discretion.

          1.22 “Retirement Fund” means the Pentegra Defined Benefit Plan for Financial Institutions, a qualified and tax-exempt defined benefit pension plan and trust under Sections 401(a) and 501(a) of the Code, as adopted by the FHLBank.
          1.23 “Roth contribution” means a contribution made under the provisions of the Thrift Plan in accordance with Code Section 402A.
          1.24 “Section 409A” means Section 409A of the Code.
          1.25 “Separation From Service” or “Separates From Service” shall in all events be interpreted in a manner consistent with the meaning of that term under Code section 409A and the final regulations promulgated thereunder.
          1.26 “Service Year” means the calendar year.
          1.27 “Thrift Plan” means the Pentegra Defined Contribution Plan for Financial Institutions, a qualified and tax-exempt defined contribution plan and trust under Sections 401(a) and 501(a) of the Code, as adopted by the FHLBank.
ARTICLE II. PARTICIPATION
          2.01 Participation in Retirement Fund Benefit Component. Each employee who was a Participant prior to the adoption of this restatement of the Plan shall continue to remain a Participant. Each other employee of the FHLBank who is a participant in the Retirement Fund and who is one of a select group of management and highly compensated employees, shall become a Participant in the Retirement Fund portion of the Plan on the earliest date on which he or she is selected by the Committee. If on the date that payment of a Participant’s benefit from the Retirement Fund commences, the Participant is not entitled under Section 3.01 or 4.01 of the Plan to receive a benefit under the Plan, his participation pursuant to this provision shall terminate on such date.
           2.02 Participation in Thrift Benefit Component. Each employee who was a Participant prior to the adoption of this restatement of the Plan shall continue to remain a Participant. Each other employee of the FHLBank who is a participant in the Thrift Plan and who is one of a select group of management and highly compensated employees selected by the Committee, shall become a Participant in the Thrift component of the Plan on the earliest date on which he or she timely completes a deferral election form in accordance with Section 4.01 of the Plan.
          2.03 Payment Only Upon Certain Events. A benefit shall be payable under the Plan to or on account of a Participant only upon the Participant’s Retirement, death, Disability, or other Separation From Service (or attainment of a chosen age following Separation From Service) with the FHLBank.
ARTICLE III. AMOUNT AND PAYMENT OF PENSION BENEFITS
          3.01 A Participant’s benefit under this Article will be calculated as of the earliest date the Participant is eligible for commencement of benefit payments under either the

Retirement Fund or Article III of this Plan and such calculation shall be based upon the Regular Form of payment.
          (a) Grandfathered Retirement Fund Benefit. The amount, if any, of the Grandfathered Retirement Fund Benefit payable to or on account of a Participant pursuant to the Plan shall equal the excess of (i) over (ii), as determined by the Committee, where:
“(i)”is the annual pension benefit (as calculated by the Retirement Fund) that would otherwise be payable to or on account of the Participant by the Retirement Fund if its provisions were administered without regard to the Code Limitations and on the basis of salary unreduced by the amount of any elective contributions under Article IV of this Plan, calculated as if the Participant voluntarily terminated services without cause on December 31, 2004, and received a payment of those benefits on the earliest possible date allowed under the Plan to receive a payment of those benefits following the termination of services, and received the benefits in the form with the maximum value; and
“(ii)” is the annual pension benefit (as calculated by the Retirement Fund) that would otherwise be payable to or on account of the Participant by the Retirement Fund after giving effect to any reduction of such benefit required by the Code Limitations and on the basis of salary reduced by the amount of any elective contributions under Article IV of this Plan, calculated as if the Participant voluntarily terminated services without cause on December 31, 2004, and received a payment of those benefits on the earliest possible date allowed under the Plan to receive a payment of those benefits following the termination of services, and received the benefits in the form with the maximum value.
Notwithstanding the foregoing, the amount calculated above may increase to equal the present value of the benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the Plan (including applicable limits under the Code), as in effect on October 3, 2004, without regard to any further services rendered by the service provider after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than a Participant election with respect to the time or form of an available benefit). For purposes of calculation the present value of a benefit under this paragraph, reasonable actuarial assumptions and methods must be used. Whether assumptions and methods are reasonable for this purpose is determined as of each date the benefit is valued for purposes of determining the Grandfathered Retirement Fund Benefit, provided that any reasonable actuarial assumptions and methods that were used by the FHLBank with respect to such benefit as of December 31, 2004, will continue to be treated as reasonable assumptions and methods for purposes of calculating the grandfathered benefit. Actuarial assumptions and methods will be presumed reasonable if they are the same as those used to value benefits under the Retirement Fund.

               (b) Non-Grandfathered Retirement Fund Benefit. The amount, if any, of the Non-Grandfathered Retirement Fund Benefit payable to or on account of a Participant pursuant to the Plan shall equal the excess of (i) over (ii) and (iii), where:
“(i)” is the annual pension benefit payable in the Regular Form that would otherwise be payable to or on account of the Participant by the Retirement Fund if its provisions were administered without regard to the Code Limitations and on the basis of salary unreduced by the amount of any elective contributions under Article IV of this Plan; and
“(ii)” is the annual pension benefit payable in the Regular Form that would be payable to or on account of the Participant by the Retirement Fund after giving effect to any reduction of such benefit required by the Code Limitations and on the basis of salary reduced by the amount of any elective contributions under Article IV of this Plan; and
“(iii)” is the Grandfathered Retirement Fund Benefit calculated in 3.01(a), above.
For purposes of this Section 3.01, “annual pension benefit” includes any “Active Service Death Benefit,” “Disability Retirement Benefit,” “Retirement Adjustment Payment,” “Annual Increment” and “Single Purchase Fixed Percentage Adjustment” which the FHLBank elected to provide its employees under the Retirement Fund.
          3.02 Regular Form of Benefit. Unless the Participant elects an optional form of payment under the Plan pursuant to Section 3.03 below, the Grandfathered Retirement Fund Benefit and/or Non-Grandfathered Retirement Fund Benefit, as applicable, payable to or on account of a Participant under Section 3.01 above, shall be payable to or on account of the Participant in the “Regular Form” of payment, utilizing for that purpose the actuarial factors described in Section 3.03(b)(iv), below.
          3.03 (a) Optional Forms of Grandfathered Retirement Fund Benefit.
                    (i) A Participant may, with the consent of the Committee, elect in writing to have the Grandfathered Retirement Fund Benefit, if any, payable to or on account of a Participant under Section 3.02 above converted by the Actuary to any optional form of payment permitted under the Retirement Fund on October 3, 2004. The Actuary shall utilize for the purpose of that conversion the actuarial assumptions set forth in Section 3.03(b)(iv) of the Plan, or other reasonable actuarial assumptions.
                    (ii) If a Participant who had elected an optional form of payment under this Section 3.03(a) dies after the date the Participant Separates From Service, the only death benefit, if any, payable under the Plan in respect of said Participant and attributable to the Grandfathered Retirement Fund Benefit shall be the amount, if any, payable under the optional form of payment which the Participant had elected under the Plan. If a Participant who had elected an optional form of payment under this Section 3.03(a) dies before the Participant Separates From Service, the Participant’s election of an optional form of Grandfathered Retirement Fund Benefit shall be inoperative and the death benefit described in Section 3.04(a)(i) shall be payable to the Participant’s Beneficiary.

                    (iii) An election of an optional form of payment under this Section 3.03(a) may be made only on a form and in the manner prescribed by the Committee, and must be made no later than the end of the calendar year immediately preceding the year in which the Participant Separates From Service, at least one hundred eighty (180) days prior to the date the Participant Separates From Service, and prior to the date when the payment of the Participant’s Grandfathered Retirement Fund Benefit are due to commence.
               (b) Optional Forms of Non-Grandfathered Retirement Fund Benefit.
                    (i) A Participant may elect (by timely submitting a Non-Grandfathered Retirement Fund Distribution Election Form as described in 3.03(b)(iii), below) to have the Non-Grandfathered Retirement Fund Benefit, if any, payable to or on account of a Participant under Section 3.02 converted by the Actuary to any of the following optional forms of payment (the Actuary shall utilize for the purpose of that conversion the actuarial factors described in Section 3.03(b)(iv), below). The optional forms of payment include:
                    (A) Lump Sum Settlement. This option may be elected if the Participant retires after attaining age 45, or is an early retiree and defers commencement of his or her benefit until such age. The election of this option requires written consent of the Participant’s spouse. Benefits accrued after January 31, 2006 shall not be available in the form of a single lump sum nor shall the lump sum form of payment be available for any individual whose employment with the FHLBank commenced on or after January 1, 2006.
                         (B) Partial Lump Sum Settlement equal to 25 percent, 50 percent, or 75 percent of the total benefit and a monthly allowance for the remainder of the benefit which must commence at the time of the partial lump sum settlement. This may be elected if the Participant retires after attaining age 45, or if the Participant is an early retiree and defers commencement of his or her benefit until such age. The election of this option requires written consent of the Participant’s spouse. Benefits accrued after January 31, 2006 shall not be available in the form of a partial lump sum nor shall the lump sum form of payment be available for any individual whose employment with the FHLBank commenced on or after January 1, 2006.
                         (C) Five-Year, Ten-Year, Fifteen-Year, or Twenty-Year Installment Payment. This form of payment pays annual installments to the Participant (or if the Participant dies, to his or her Beneficiary) for the period of years (five, ten, fifteen, or twenty years) elected by the Participant.
                         (D) Single Life Annuity. A benefit payable annually for the lifetime of the Participant, ending with the year in which the Participant dies.
                         (E) Joint and 50, 75, or 100 Percent Survivor Annuity, with a Five-Year, Ten-Year, Fifteen-Year, or Twenty-Year Certain Guaranteed Payment Period. This is a form of benefit paid to the Participant for life, and after the Participant’s death, his or her spouse continues to receive, for the remainder of the spouse’s life, a certain percentage (50 percent, 75 percent, or 100 percent) of the annual benefit the Participant had been receiving, but if at the time both the spouse and the Participant have died, fewer annual payments have been made than the number of payments for the selected guaranteed payment period, the remainder of the guaranteed payments will be made to the Participant’s designated Beneficiary. A person who becomes married to the Participant after the pension begins is not entitled to any survivorship benefits under the Plan, except as a designated Beneficiary.
                         (F) Joint and 50 Percent, 75 Percent, or 100 Percent Survivor Annuity, with no Guaranteed Payment Period. This is a form of benefit paid to the Participant for life, and after the Participant’s death, his or her spouse continues to receive, for the remainder of the spouse’s life, 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the annual benefit the Participant had been receiving. A person who becomes married to the Participant after the pension begins is not entitled to any survivorship benefits under the Plan.
                    (ii) If a Participant who elected an optional form of payment under this Section 3.03(b) dies after the Participant Separates From Service, the only death benefit, if any, payable under the Plan in respect of said Participant and attributable to such Non-Grandfathered Retirement Fund Benefit shall be the amount, if any, payable under the optional form of payment which the Participant elected under the Plan. If a Participant who elected an optional form of payment under this Section 3.03(b) dies before the Participant Separates From Service, the Participant’s election of an optional form of Non-Grandfathered Retirement Fund Benefit shall be inoperative and the death benefit described below in Section 3.04(a)(i), if any, shall be payable to the Participant’s Beneficiary.
                    (iii) Non-Grandfathered Retirement Fund Benefit Distribution Payment Elections. Elections of an optional form of payment under this Section 3.03(b) may be made as follows:
                         (A) Special Election Period. During the Special Election Period, a Participant may elect on the Non-Grandfathered Retirement Fund Benefit Distribution Election Form to receive payment of his or her Non-Grandfathered Retirement Fund Benefit in any of the optional forms of payment. The Special Election Period ends on December 31, 2008. Any Non-Grandfathered Benefit Distribution Election Form submitted to the Committee after December 31, 2008 will be considered a change to the Participant’s prior election, and will be subject to the timing rules outlined in 3.03(b)(iii)(C), below.
                         (B) Initial Election Period. No later than 30 days after the date a Participant is selected for participation in the Plan, an election of an optional form of payment under this Section 3.03(b) may be made by filing a Non-Grandfathered Benefit Distribution Election Form with the Committee. In all events, no election may be made under this Section 3.03(b)(iii)(B) later than 30 days immediately following the close of the first calendar year the Participant accrues a benefit under this Article III.

Any Non-Grandfathered Benefit Distribution Election Form submitted to the Committee after such period will be considered a change to the Participant’s prior election, subject to the timing rules outlined in 3.03(b)(iii)(C), below.
                         (C) Subsequent Changes to Election. Any election with respect to the payment of the Non-Grandfathered Retirement Fund Benefit that is made after the latter of the Special Election Period (described in 3.03(b)(iii)(A), above), or after the Initial Election Period (described in 3.03(b)(iii)(B), above), is subject to the following rules. The Participant may change any such election to an allowable alternative form of payment by submitting a new Non-Grandfathered Benefit Distribution Election Form to the Committee, provided, however, that (i) any new Non-Grandfathered Benefit Distribution Election Form shall not take effect until at least twelve months after the date on which the new Non-Grandfathered Benefit Distribution Election Form is submitted to and accepted by the Committee in its sole discretion, and (ii) in the case of a payment of a benefit other than a Disability benefit or survivor benefit, the date of payment (or in the case of installment payments, the date the first scheduled amount is to be paid) shall not occur before the fifth anniversary of the previously elected Non-Grandfathered Retirement Fund Benefit Distribution Date (the “Re-Deferral Distribution Date”). The limitations described in (i) and (ii) of the preceding sentence shall not apply if the Participant’s initial election is for payment of a life annuity (as defined in the §1.409A-2(b)(ii)) and the change is to an allowable alternate form of life annuity that is actuarially equivalent to and has the same commencement date as the then-effective election. The Election Form applicable to the Non-Grandfathered Retirement Fund Benefit that was most recently accepted by the Committee and meeting the above criteria shall govern the payout of the Non-Grandfathered Retirement Fund Benefit. For purposes of changing an existing election, each separately identified amount to which the Participant is entitled to payment under the Plan shall be considered a single payment, except that entitlement to a series of payments under an installment method shall be treated as a single payment.
                         (iv) Actuarial Factors. The Actuary shall use the reasonable actuarial and early retirement factors adopted by the Committee from time to time in the conversion of any benefit under this Plan. If the Committee fails to choose actuarial and/or early retirement factors to be used in the calculation of any benefit under this Plan, then the Actuary shall utilize for the purpose of that conversion the actuarial factors and assumptions then used by the Retirement Fund to determine actuarial equivalence.
          3.04 (a) (i) Active Service Death Benefit. If a Participant dies before Separation From Service, an active service death benefit shall be paid to the Participant’s Beneficiary over a period of ten years in approximately equal annual installments. The Beneficiary of any Participant whose first date of hire by the FHLBank was prior to January 1, 2006 shall be paid an enhanced active service death benefit equal to the greater of (1) the present value of the Participant’s benefit calculated under Sections 3.01(a) plus 3.01(b), above, and (2) the One to Three Times Death Benefit. The Beneficiary of any Participant first hired on or after January 1, 2006, shall be paid an active service death benefit equal to the Participant’s benefit calculated under Section 3.01(b), above.
                    (ii) Payment of Grandfathered Retirement Fund Benefit Upon Death After Separation From Service. Upon the death of a Participant who Separated From Service but had not elected an optional form of payment under Section 3.03(a) above, a death benefit shall be paid to the Participant’s Beneficiary in annual installments over a period of ten years. The Grandfathered Retirement Fund Benefit under this Section is equal to the excess, if any, of (x) over (y), where
“(x)” is an amount equal to twelve times the annual pension benefit, if any, payable under Section 3.02 above and attributable to the Grandfathered Retirement Fund Benefit, and
“(y)” is the sum of the Grandfathered Retirement Fund Benefit payments, if any, which the Participant had received under the Plan.
               (b) Payment of Non-Grandfathered Retirement Fund Benefit Upon Death After Separation From Service. Upon the death of a Participant who Separated From Service but who had not elected an optional form of payment under Section 3.03(b) above, a death benefit shall be paid to the Participant’s Beneficiary in annual installments over a period of ten years; provided, however, that no death benefit is payable under this Section 3.04(b) with regard to any Participant first hired on or after January 1, 2006. The Non-Grandfathered Retirement Fund Benefit under this Section is equal to the excess, if any, of (i) over (ii), where
“(i)” is an amount equal to twelve times the annual pension benefit, if any, payable under Section 3.02 above and attributable to the Non-Grandfathered Retirement Fund Benefit, and
“(ii)” is the sum of the Non-Grandfathered Retirement Fund Benefit payments, if any, which the Participant had received under the Plan.
          3.05 Timing of Retirement Fund Benefit Payment to the Participant’s Beneficiary. The death benefit payable under Section 3.04(a)(i), (ii), and/or 3.04(b) shall be payable to the Participant’s Beneficiary beginning as soon as reasonably practicable following the Participant’s death.
          3.06 Payment of Retirement Fund Benefit Upon Disability Prior to the Commencement of Benefit Payments. If a Participant to whom a Retirement Fund Benefit is payable under the Plan becomes Disabled before the commencement of the payment of the Participant’s benefit, and the Participant files an application for Grandfathered and/or Non-Grandfathered Retirement Fund Benefits with the Plan within 13 months of the date the Participant became Disabled, a disability benefit equal to the annual pension benefit earned by the Participant pursuant to Section 3.01(a) and/or (b), as applicable, shall be payable to the Participant. For purposes of the Plan, unless the Participant selects an optional form of benefit under the Plan before the date the Participant became Disabled, the disability benefit attributable to the Grandfathered and/or Non-Grandfathered Retirement Fund Benefits, as applicable, will be made in the “Regular Form” of payment.
          3.07 Reemployment After Commencement of Retirement Fund Benefit Payments. If a Participant is restored to employment with the FHLBank after payment of his Grandfathered Retirement Fund Benefit has commenced, all payments of Grandfathered Retirement Fund Benefits shall thereupon be discontinued. In the Participant’s subsequent Retirement or other termination of employment with the FHLBank, his Grandfathered Retirement Fund Benefit shall be recomputed in accordance with Sections 3.01 and 3.02 and shall be paid to such Participant in accordance with the provisions of the Plan. No such cessation or discontinuance shall occur with respect to the Non-Grandfathered Retirement Fund Benefits.
          3.08 Lump Sum Payment of Small Benefits. Notwithstanding any contrary provision of the Plan, if on the earliest date payment under the Plan would otherwise commence, the lump sum settlement value of a Participant’s total Plan benefit (i.e., Grandfathered and Non-Grandfathered Retirement Fund Benefits and Grandfathered and Non-Grandfathered Thrift Benefits combined) determined by the Actuary does not exceed the applicable dollar amount under Code section 402(g)(1)(B), then such Participant’s benefit shall be paid in the form of a lump sum.
          3.09 Form of Benefit Payment; Benefit Commencement Date. All benefits paid under this Article III to be paid in installment or annuity form shall be paid in annual installments. Benefit payments shall commence as soon as reasonably practicable following the earliest to occur of the following events: (a) the later of (i) the Participant’s Retirement and (ii) a fixed date after the Participant’s Separation From Service timely chosen by the Participant in accordance with Section 3.03(a) and/or 3.03(b)(iii), as applicable, (b) the date the Participant became Disabled and properly applied for benefits under the Plan, or (c) the Participant’s death, except that no benefits shall be paid prior to the date that benefits under the Plan can be definitely determined by the Committee.
ARTICLE IV. AMOUNT AND PAYMENT OF THRIFT BENEFITS
          4.01 (a) Grandfathered Thrift Benefit. The Grandfathered Thrift Benefit is the portion of a Participant’s benefit attributable to Article IV of the prior editions of this Plan, the right to which is earned and vested as of December 31, 2004, plus any future contributions to the account, the right to which was earned and vested as of December 31, 2004, to the extent such contributions are actually made.
                  (b) Non-Grandfathered Thrift Benefit. If the Participant’s contributions under the Thrift Plan for any year on or after January 1, 2005 have reached the maximum permitted by the Code Limitations, and if the Participant elects to reduce his compensation for the current calendar year by timely electing (see Section 4.01(d)), the Participant shall be credited with an elective contribution under this Plan equal to the reduction in the Participant’s compensation made in accordance with such election; provided, however, that the sum of all such elective contributions for a Participant with respect to any single calendar year shall not be greater than the excess of (i) over (ii), where:
“(i)” is the maximum amount of compensation (as defined by the Thrift Plan if its provisions were administered without regard to the Code Limitations) permitted to be deferred by the Participant under the Thrift Plan without regard to any limitation or reduction on elective contributions required by the Code Limitations; and
“(ii)” is an amount equal to his regular account, 401(k) account, and Roth account contributions actually made under the Thrift Plan for the calendar year after giving effect to any limitation or reduction on elective contributions required by the Code Limitations, and further provided that any action or inaction (after the election deadline of 4.01(d)) with respect to a Participant’s election under the Thrift Plan shall be prohibited and shall not be given effect.
               (c) Deferral of LTIP Award. Effective January 1, 2008, a Participant who is also a participant in the LTIP may make an irrevocable election to defer all or any portion of the Participant’s LTIP award, by timely delivering a written election to the Committee. LTIP Awards are not eligible for matching contributions.
               (d) Timing of Annual Deferral Election. Notwithstanding anything in this Plan to the contrary, a deferral election with respect to Non-Grandfathered Thrift Benefits will only be considered “timely” if it is made within the following periods:
                    (i) Initial Participation Year. In connection with a Participant’s commencement of participation in the Thrift component of the Plan, the Participant shall make an irrevocable deferral election for the year in which the Participant commences participation in the Thrift component of the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Salary Reduction Agreement/Deferral Election Form must be completed and signed by the Participant and delivered to the Committee within thirty (30) days after the Participant first becomes eligible to participate in the Plan. Such forms may be changed at any time prior to the last permissible date for making the deferral election, but as of that date the election shall become irrevocable, except as otherwise provided herein.
                    (ii) Subsequent Years. For each succeeding year, an irrevocable deferral election and such other elections as the Committee deems necessary or desirable under the Plan shall be made by timely delivering a new Salary Reduction Agreement/Deferral Election Form to the Committee, in accordance with its rules and procedures. Except as otherwise provided in this Subsection (ii), for an election to defer compensation for services performed during a Service Year to be effective, the election to defer such compensation must be made not later than the close of the calendar year immediately preceding the Service Year. For an election regarding an amount that is Performance-Based Compensation to be effective, the election to defer such Performance-Based Compensation must be made not later than the date that is six (6) months before the end of the performance period. If no such Salary Reduction Agreement/Deferral Election Form is timely delivered for a year, the Annual Deferral Amount shall be zero for that year. A Participant’s election may be changed at any time prior to the last permissible date for making the election as permitted in this Section 4.01(d), and shall thereafter be irrevocable, except as otherwise provided herein. However, if a Participant incurs an unforeseeable emergency (as determined by the Committee) or receives a hardship distribution under a qualified plan of an Employer pursuant to Treas. Reg. §1.401(k)-1(d)(3) and the Participant requests in writing a cancellation of deferral election for the remainder of the calendar year, the Committee, in their sole and absolute discretion, may cancel such future deferral elections. The Committee may from time to time establish policies and rules consistent with the requirements of Section 409A of the Code to govern the manner in which deferral elections may be made. In accordance with its policies and rules, the Committee has determined that the Participants may generally elect to defer base salary and annual incentive award amounts during December and LTIP awards during June.
          4.02 (a) Matching Contributions. After a Participant can no longer receive any matching contributions for a calendar year under the terms of the Thrift Plan due to Code Limitations, then for each elective contribution addition credited to such Participant under Section 4.01(b), such Participant shall be credited with a matching contribution addition under this Plan equal to the matching contribution, if any, that would be credited under the Thrift Plan with respect to such amount if contributed to the Thrift Plan, determined as if the provisions of the Thrift Plan were administered without regard to the Code Limitations and determined after taking into account the Participant’s actual contributions to and actual matching contributions under the Thrift Plan. Additionally, for each elective contribution permitted to be credited to a Participant under the provisions of the Thrift Plan but for which the matching contribution cannot be made to the Thrift Plan due to any Code Limitations, such Participant shall also be credited with a matching contribution under this Plan equal to the matching contribution, if any, that would be credited under the Thrift Plan with respect to such amount if contributed to the Thrift Plan, determined as if the provisions of the Thrift Plan were administered without regard to the Code Limitations and determined after taking into account the Participant’s actual contributions to and actual matching contributions under the Thrift Plan.
                  (b) Vesting of Matching Contributions. Participants whose first day of hire was on or before December 31, 2006 are always 100 percent vested in Section 4.02 matching contributions. A Participant whose first day of hire by the FHLBank was on or after January 1, 2007 will become 100 percent vested in any Section 4.02 matching contributions (and any earnings thereon) credited to the Participant’s account after (i) completion of three years of employment with the FHLBank, (ii) Disability while employed by the FHLBank, (iii) death while employed by the FHLBank, or (iv) attainment of age 65 while employed by the FHLBank. If a Participant subject to the three-year cliff vesting schedule described in the preceding sentence terminates employment with the FHLBank prior to vesting, the Section 4.02 matching contributions shall be forfeited, provided however, if the Participant is reemployed by the FHLBank prior to incurring five one-year breaks in service, measured from the date of the

Participant’s termination, the Participant is eligible to have the amount of the forfeiture and the corresponding vesting service restored. In all cases, vesting shall be determined in a manner consistent with the rules governing vesting under the Thrift Plan.
          4.03 The Committee shall maintain a Grandfathered Thrift Benefit account and a Non-Grandfathered Thrift Benefit account on the books and records of the FHLBank for each employee who is a Participant by reason of amounts credited under this Article IV. The elective contribution additions and matching contribution additions of a Participant under Sections 4.01 and 4.02 shall be credited to the Participant’s appropriate thrift benefit account as soon as reasonably practicable after the date that the compensation reduced under Section 4.01 and/or 4.02 would otherwise have been paid to such Participant.
          4.04 A Participant’s Grandfathered Thrift Benefit account and Non-Grandfathered Thrift Benefit account shall be credited from time to time with a certain return on investment (positive or negative) that is substantially equivalent to the net return on investment that would have been earned on the Participant’s elected investments from those available under the Thrift Plan (or substantially equivalent investments offered by a separate financial institution), or at such other return on investment in such amount as may be determined by the Committee in its discretion; provided however, that if the Committee modifies this return on investment figure, such modification shall only have prospective effect; and for amounts already credited under this Plan at the time of such Committee action, no modification shall have the effect of depriving a Participant of the right to elect a return on investment substantially equivalent to the return on investment that could be earned by the Participant’s selecting between or among the investment options then available under the Thrift Plan. Further, within the Plan’s investment options, a Participant may change his or her elected investments under the Plan as often as permitted by Committee policy, and may continue to do so after Retirement, Disability retirement, or other Separation From Service with the FHLBank.
          4.05 (a) Payment of Grandfathered Thrift Benefit Account. Beginning as soon as reasonably practicable after a Participant’s Retirement, Disability retirement, or other Separation From Service with the FHLBank, the balance credited to the Participant’s Grandfathered Thrift Benefit account shall be paid to the Participant in annual installments over a period of 15 years, unless the Participant timely elects, with the consent of the Committee pursuant to Section 4.07(a) below, to have such amounts paid to him or her over an installment period that is less than 15 years or in any optional form of payment permitted under the Thrift Plan as of October 3, 2004. The amount of an annual installment shall be determined by dividing the remaining balance of the account by the number of installments remaining to be made.
                 (b) Payment of Non-Grandfathered Thrift Benefit Account. Beginning as soon as reasonably practicable after the earliest to occur of a Participant’s Retirement, Disability, or other Separation From Service with the FHLBank, the vested balance credited to the Participant’s Non-Grandfathered Thrift Benefit account shall be paid to the Participant in annual installments over a period of 5 years, unless the Participant timely elects, with the consent of the Committee and pursuant to Section 4.07(b) below, to have such amounts paid to him or her at any optional time (see Section 2.03) and form of payment permitted under this Plan. The amount of an annual installment shall be determined by dividing the remaining balance of the account by the number of installments remaining to be made.
               (c) Unforeseeable Emergency Withdrawal of Non-Grandfathered Thrift Benefit Account. In the event a Participant incurs an unforeseeable emergency, the Participant may request, by filing a request with the Committee, a hardship withdrawal of all or any portion of his or her vested Non-Grandfathered Thrift Benefit Account balance under the Plan. For purposes of this Subsection (c), an unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If such a request is approved by the Committee, which decision shall be made in their sole discretion on a case-by-case basis, a hardship withdrawal may be permitted under this Subsection (c). Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. In the event a hardship withdrawal is allowed, such Participant shall be suspended from being eligible to make elective contributions or being credited with matching contributions during the remainder of the calendar in which such withdrawal is made and the immediately following calendar year.
          4.06 Lump Sum Payment of Small Benefits. Notwithstanding any contrary provision of the Plan, if on the earliest date payment under the Plan would otherwise commence, the lump sum settlement value of a Participant’s total Plan benefit (i.e., Grandfathered and Non-Grandfathered Retirement Fund Benefits and Grandfathered and Non-Grandfathered Thrift Benefits combined) determined by the Actuary does not exceed the applicable dollar amount under Code section 402(g)(1)(B), then such Participant’s benefit shall be paid in the form of a lump sum.
          4.07 (a) Election of Optional Payment Method with Respect to Grandfathered Thrift Benefit Account. A Participant’s optional payment election to receive amounts credited to his Grandfathered Thrift Benefit account in annual installments for a period that is less than 15 years or in any optional form of payment permitted under the Thrift Plan as of October 3, 2004 may be made only on a form prescribed by the Committee, and filed by the Participant with the Committee: no later than the end of the calendar year immediately preceding the year in which the Participant Separates From Service, at least one hundred eighty (180) days prior to the date the Participant Separates From Service, and prior to the date when the payment of the Participant’s Grandfathered Thrift Benefit is due to commence. Additionally, such election must be consented to by the Committee prior to the commencement of payment of his benefit.

               (b) Election of Optional Payment Method with respect to Non-Grandfathered Thrift Benefit Account. Elections of an optional form of payment under this Section 4.07(b) may be made as follows:
                    (i) Special Election Period. During the Special Election Period, a Participant may on the Non-Grandfathered Thrift Benefit Distribution Election Form, elect to receive payment of his or her Non-Grandfathered Thrift Benefit in any of the optional forms of payment described in Section 4.07(b)(iv) of this Plan. The special election period ends on December 31, 2008. Any Non-Grandfathered Thrift Benefit Distribution Election Form submitted to the Committee after December 31, 2008 will be considered a change to the Participant’s prior election, subject to the timing rules outlined in 4.07(b)(iii), below.
                    (ii) Initial Election Period. No later than 30 days after the date a Participant is selected for participation in the Plan, an election of an optional form of payment under this Section 4.07(b) may be made by filing a Non-Grandfathered Thrift Benefit Distribution Election Form with the Committee.
                    (iii) Subsequent Changes to Election. Any election with respect to the payment of the Non-Grandfathered Thrift Benefit that is made after the later of the Special Election Period (described in 4.07(b)(i), above), or the Initial Election Period (described in 4.07(b)(ii), above), is subject to the following rules. The Participant may change any such election to an allowable alternative form of payment by submitting a new Election Form to the Committee, provided, however, that (A) any new Election Form may not take effect until at least twelve months after the date on which the new Election Form is submitted to and accepted by the Committee in its sole discretion, and (B) in the case of a payment of a benefit other than a payment made on account of the Participant’s death or Disability, the date of payment (or in the case of installment payments, the date the first scheduled amount is to be paid) shall not occur before the fifth anniversary of the previously elected Non-Grandfathered Thrift Benefit Distribution Date (the “Re-Deferral Distribution Date”). The Election Form applicable to the Participant’s Non-Grandfathered Thrift Benefit that was most recently accepted by the Committee and meeting the above criteria shall govern the payout of the Participant’s Non-Grandfathered Thrift Benefit. For purposes of changing an existing election, each separately identified amount to which the Participant is entitled to payment under the Plan shall be considered a single payment, except that entitlement to a series of payments under an installment method shall be treated as a single payment.
                    (iv) Optional Forms of Payment with Respect to a Participant’s Non-Grandfathered Thrift Benefit. The following optional forms of payment are available with respect to the Non-Grandfathered Thrift Benefit account of a Participant:
                    (A) lump sum,
                    (B) annual installment payments for any period of between two and twenty years, or

                    (C) addition of the Non-Grandfathered Thrift Benefit to the Participant’s Non-Grandfathered Retirement Fund Benefit, to be distributed in accordance with a properly and timely made election with respect to that benefit.
          4.08 (a) Payment of Grandfathered Thrift Benefit Account to Beneficiary. Unless a pension purchase option is selected pursuant to Section 4.07(a) above, if a Participant dies prior to receiving the balance credited to his Grandfathered Thrift Benefit account, the balance shall be paid to his Beneficiary in annual installments over a period of ten years.
                 (b) Payment of Non-Grandfathered Thrift Benefit Account to Beneficiary. If a Participant dies prior to receiving the balance credited to his Non-Grandfathered Thrift Benefit account, the balance shall be paid to his Beneficiary in annual installments over a period of ten years.
ARTICLE V. SOURCE OF PAYMENTS
          5.01 All payments of benefits under the Plan shall be paid from, and shall only be a general claim upon, the general assets of the FHLBank, notwithstanding that the FHLBank, in its discretion, may establish a bookkeeping reserve or a grantor trust (as such term is used in Code Sections 671 through 677) to reflect or to aid it in meeting its obligations under the Plan with respect to any Participant or prospective Participant or Beneficiary. No benefit whatever provided by the Plan shall be payable from the assets of the Retirement Fund or the Thrift Plan.
          5.02 No Participant shall have any right, title or interest whatever in or to any investments which the FHLBank may make or any specific assets which the FHLBank may reserve to aid it in meeting its obligations under the Plan. To the extent that any person acquires a right to receive payments from the FHLBank under the Plan, such right shall be no greater than the right of an unsecured general creditor of the FHLBank.
ARTICLE VI. DESIGNATION OF BENEFICIARIES
          6.01 Each Participant of the Plan may file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. The Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.
          6.02 If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if, in the opinion of the Committee, such designation conflicts with applicable law, the Participant’s estate shall be deemed to have been the designated Beneficiary and shall be paid the amount, if any, payable under the Plan upon the Participant’s death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the FHLBank therefor.
ARTICLE VII. ADMINISTRATION OF THE PLAN
          7.01 The Committee shall have general authority over and responsibility for the administration and interpretation of the Plan. The Committee shall have full power and authority to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and any trust referred to in Article V above, and the calculation of the amount of benefits payable thereunder, and to review claims for benefits under the Plan. Unless arbitrary or capricious, the Committee’s interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.
          7.02 The Committee shall arrange for the engagement of the Actuary, and if the Committee deems it advisable, it shall arrange for the engagement of legal counsel and certified public accountants (who may be counsel or accountants for the FHLBank), and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan. The Committee may rely upon the written opinions of such Actuary, counsel, accountants, and consultants, and upon any information supplied by the Retirement Fund or the Thrift Plan for purposes of Sections 3.01 and 4.01 of the Plan, and delegate to any agent or to any sub-committee or Committee member its authority to perform any act hereunder, including without limitations those matters involving the exercise of discretion; provided, however, that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board of Directors, or to a committee designated by the Board, at such intervals as shall be specified by the Board of such designated committee, with regard to the matters for which it is responsible under the Plan.
          7.03 No Committee member shall be entitled to act on or decide any matters relating solely to such Committee member or any of his rights or benefits under the Plan.
          7.04 A Committee member shall not receive any special compensation for serving in such capacity but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any Committee member in any jurisdiction.
          7.05 All claims for benefits under the Plan shall be submitted in writing to the Chairman of the Committee. Written notice of the decision on each such claim shall be furnished with reasonable promptness to the Participant or other claimant (the “claimant”). The claimant may request a review by the Committee of any decision denying the claim in whole or in part. Such request shall be made in writing and filed with the Committee within 30 days of such denial. A request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems desirable to render its decision, and the decision on review shall be made as soon as feasible after the Committee’s receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to all matters relating to the Plan.
          7.06 All expenses incurred by the Committee in its administration of the Plan shall be paid by the FHLBank.
ARTICLE VIII. AMENDMENT AND TERMINATION
          8.01 Amendment by the Board of Directors. This Plan may be amended or modified at any time, in whole or in part, by the action of the Board of Directors without the consent of the Committee, any Participant, Beneficiary, or other person; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Benefits in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Separation From Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not have a material adverse effect on any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the FHLBank, in its sole discretion, may amend the Plan in order to cause the provisions of the Plan relating to Non-Grandfathered Benefits to comply with the requirements of Section 409A of the Code and the provisions of the Plan relating to Grandfathered Benefits to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code. If any amendment to the Plan would cause a Participant to be subject to a tax penalty under Section 409A of the Code, such amendment shall be deemed modified in such manner as to render the Plan exempt from, or compliant with, the requirements of Section 409A and to effectuate as nearly as possible the original intention of the FHLBank. Notwithstanding the foregoing, no amendment to the Plan or transaction having the effect of an amendment to this Plan (such as a Plan merger, spinoff or similar transaction) shall be effective if it: provides that assets may be set aside (directly or indirectly) in a trust or other arrangement for purposes of paying benefits under this Plan and such assets (or trust or other arrangement) are located outside the United States or are subsequently transferred outside of the United States, permits or otherwise results in the acceleration of the payment of any benefits provided under this Plan in violation of Section 409A, or except as permitted by regulations or other IRS guidance, materially enhances a benefit or right existing as of October 3, 2004 or adds a new material benefit or right and such material enhancement or addition affects deferred amounts earned and vested in taxable years beginning before January 1, 2005 (i.e., Grandfathered Benefits).

          8.02 Amendment by the Committee. The Committee may adopt any amendment or take any other action which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment or action does not have a material effect on the then currently estimated cost to the FHLBank of maintaining the Plan.
          8.03 Plan Termination. With respect to benefits attributable to Non-Grandfathered Benefits, the following rules shall apply:
               (a) Upon the termination of the Plan, the benefits attributable to Non-Grandfathered Benefits will be paid in accordance with terms of this Plan as if no Plan termination had occurred, neither the time nor the schedule of any payment or amount scheduled to be paid under the Plan may be permitted to be accelerated, and the elected deferral amount shall continue to be withheld in accordance with Article IV except as provided in Section 8.03(b) below.
               (b) The FHLBank shall have the right, in its sole discretion, to accelerate the time or schedule of any payment or amount scheduled to be paid to Participants under the Plan attributable to Non-Grandfathered Benefits without a premium or prepayment penalty with respect to such benefits (including the acceleration of the time or schedule of payments to a Participant or Beneficiary whose benefits are being paid under the Plan as of the date of termination), in which case such Participants shall be excused from fulfilling their deferred commitments that would otherwise have been withheld during the remainder of the year in which the FHLBank terminated the Plan or a subsequent year, where the right to the payment arises due to a termination of the Plan in accordance with one of the following:
                    (i) In the case the FHLBank terminates and liquidates the Plan within twelve months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the amounts deferred under the Plan that are attributable to Non-Grandfathered Benefits are included in the gross incomes of the Participants in the latest of the following years (or if earlier, the taxable year in which the amount is actually or constructively received): the calendar year in which the Plan termination and liquidation occurs; the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture (within the meaning of Code Section 409A); or the first calendar year in which the payment is administratively practicable.
                    (ii) In the case the Plan is terminated and liquidated pursuant to irrevocable action taken by the FHLBank within the 30 days preceding or the twelve months following a change in control event (as defined in Code Section 409A and the final regulations promulgated thereunder), provided that irrevocable action is taken by the FHLBank within the same time frame and with respect to all substantially similar agreements, methods, programs, and other arrangements sponsored by the FHLBank are terminated and liquidated, so that those agreements, methods, programs, and other arrangements are terminated and liquidated.

                    (iii) In the case the Plan is terminated and liquidated provided that: the termination and liquidation does not occur proximate to a downturn in the financial health of the FHLBank; the FHLBank terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the FHLBank that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under §1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated; no payments in liquidation of the Plan are made within twelve months of the date FHLBank takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; all payments are made within 24 months of the date the FHLBank takes all necessary action to irrevocably terminate and liquidate the Plan; and the FHLBank does not adopt a new plan that would be aggregated with any terminated and liquidated plan under §1.409A-1(c) if the same Participant participated in both plans, at any time within three years following the date the FHLBank takes all necessary action to irrevocably terminate and liquidate the Plan.
                    (iv) The Plan is terminated under such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
          8.04 The FHLBank may not terminate the Plan and make distributions to a Participant due solely to a change in the financial health of the FHLBank. This provision shall apply to both Grandfathered and Non-Grandfathered accounts and benefits.
ARTICLE IX. GENERAL PROVISIONS
          9.01 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the FHLBank and its successors and assigns and the Participants, and the successors, assigns, designees, and estates of the Participants. The Plan shall also be binding upon and inure to the benefit of any successor bank or organization succeeding to substantially all of the assets and business of the FHLBank, but nothing in the Plan shall preclude the FHLBank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another bank which assumes the Plan and all obligations of the FHLBank hereunder. The FHLBank agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. In such a merger, consolidation, reorganization, or transfer of assets, and assumption of Plan obligations of the FHLBank, the term “bank” or “FHLBank” shall refer to such other bank and the Plan shall continue in full force and effect.
          9.02 No Right to Employment. Neither the Plan nor any action taken thereunder shall be construed as giving to a Participant the right to be retained in the employ of the FHLBank or as affecting the right of the FHLBank to dismiss any Participant from its employ.

          9.03 Taxes. The FHLBank shall withhold or cause to be withheld from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law to be withheld with respect to such payments. The FHLBank shall file or cause to be filed all information returns required by applicable law to be filed with respect to such payments.
          9.04 Nonassignability. Except as provided in Section 9.19, “Court Order”, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except as provided in Section 9.19, “Court Order”.
          9.05 Incapacity of Participant or Beneficiary. If the Committee shall find that any person to whom any amount is or was payable under the Plan is unable to care for his affairs because of illness, accident or is a minor, or has died, then any payment, or any part thereof, due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be in complete discharge of the liability of the Plan and the FHLBank therefor.
          9.06 Communications. In general, all elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof at such location. If a Participant’s Election Form contains limitations that are not in this Plan instrument, the FHLBank may only amend or terminate such provisions with the written consent of the Participant; provided that no such limitation will cause the Plan or amounts subject to the Election to fail to satisfy, or be exempt from, the requirements under Section 409A of the Code. The provisions of this Section shall prevail over any such limitation. The full payment of the Participant’s vested Benefits under the Plan shall fully and completely discharge the FHLBank and the Committee from all further obligations to a Participant and his or her Beneficiaries under this Plan and the Participant’s participation in the Plan shall terminate.

          9.07 Benefits Additional to Other Benefits. The benefits payable under the Plan shall be in addition to all other benefits provided for employees of the FHLBank and shall not be deemed salary or other compensation by the FHLBank for the purpose of computing benefits to which a Participant may be entitled under any other plan or arrangement of the FHLBank.
          9.08 Liability of Committee Members. No Committee member shall be personally liable by reason of any instrument executed by him or on his behalf, or action taken by him or her, in his or her capacity as a Committee member nor for any mistake of judgment made in good faith. The FHLBank shall indemnify and hold harmless each Committee member and each employee, officer, or director of the FHLBank, to whom any duty, power, function or action in respect of the Plan may be delegated or assigned, or from whom any information is requested for Plan purposes, against any cost or expense (including fees of legal counsel) and liability (including any sum paid in settlement of a claim or legal action with the approval of the FHLBank) arising out of anything done or omitted to be done in connection with the Plan, unless arising out of such person’s fraud or bad faith.
          9.09 Captions. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.
          9.10 Status of Plan. For purposes of federal income taxation, the Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and the benefits attributable to Non-Grandfathered Benefits are intended to be subject to and to comply with the requirements of Code Section 409A and the benefits attributable to the Grandfathered Benefits are intended to be outside the scope of and exempt from the requirement of Code Section 409A. The Plan shall be interpreted, operated and administered in a manner consistent with that intent.
          9.11 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the FHLBank. For purposes of the payment of benefits under this Plan, any and all of the FHLBank’s assets shall be, and remain, the general, unpledged unrestricted assets of the FHLBank. The Bank’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
          9.12 Employer’s Liability. The FHLBank shall not have an obligation to a Participant under the Plan except as expressly provided in the Plan and a Participant’s Election Form.
          9.13 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

          9.14 Venue. Any legal actions, suits or proceedings pertaining to this Plan shall be brought in the courts of Ohio (whether federal or state) and by execution of the Election Form, the Participant on his or her behalf and on behalf of his or her Beneficiaries, persons claiming to be a Beneficiary or any other persons who claim to derive a benefit under this Plan by reference to the Participant hereby irrevocably submits to the exclusive jurisdiction of said courts. The Participant on his or her behalf and on behalf of his or her Beneficiaries, persons claiming to be a Beneficiary or any other persons who claim to derive a benefit under this Plan by reference to the Participant hereby waives, to the fullest extent permitted by law, any objections he or she, his or her Beneficiaries or any such persons may now or hereafter have to the laying of venue in any suit, action or proceeding hereunder in any court, as well as any right he or she, his or her Beneficiaries or any such persons may now or hereafter have to remove any such suit, action or proceeding once commenced to another court in any jurisdiction on the grounds of forum non conveniens or otherwise.
          9.15 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Personnel Committee
Federal Home Loan Bank of Cincinnati
221 East Fourth Street, Suite 1000
Cincinnati, Ohio 45202
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
          9.16 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession. The interest and benefits hereunder of a spouse of a Participant who has not predeceased the Participant shall not be transferable by such spouse’s disclaimer.
          9.17 Reformation of Non-Compliant Section 409A Provision; Severability. In the event that any provision of this Plan or an Election Form would cause a Participant to be subject to a tax penalty under Section 409A of the Code, such provision shall be deemed reformed in a manner that renders the Plan exempt from, or compliant with, the requirements of Section 409A and preserves as nearly as possible the original intention of the provision. In case any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

          9.18 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
          9.19 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).
          9.20 Distribution in the Event of Taxation Under Section 409A. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to actual receipt because the Plan fails to meet the requirements of Code Section 409A, a Participant may request that portion of his or her benefit that is required to be included in income as a result of such failure be distributed. Following the Committee’s approval of such request, the FHLBank shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her benefit that is required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A (which amount shall not exceed a Participant’s unpaid benefits under the Plan). If the request is approved, this distribution upon inclusion under Section 409A shall be made within 90 days of the date when the Participant’s request is approved. Such a distribution shall affect and reduce the benefits to be paid under this Plan.